Exhibit 10.15

EXECUTION COPY

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (together with all exhibits and schedules hereto, as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of January 30, 2012, is made by PULITZER INC., a Delaware corporation (together with its successors and assigns, the “Company”), ST. LOUIS POST-DISPATCH LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”), and each Subsidiary of the Company on the signature pages hereto (each a “Subsidiary Pledgor” and collectively, the “Subsidiary Pledgors”) (the Company, the Borrower and the Subsidiary Pledgors, together with any other entity subsequently added as a pledgor hereunder pursuant to Section 7.12 hereof, each, a “Pledgor” and collectively, the “Pledgors”), in favor of the Collateral Agent on behalf and for the benefit of the Secured Parties (as such terms are defined below).

RECITALS

A. Reference is made to that certain Note Agreement, dated as of January 30, 2012 (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Note Agreement”), by and among the Borrower and the Purchasers named therein, pursuant to which, subject to the terms and conditions set forth therein, the Borrower issued the Notes (as defined below) to such Purchasers.

B. Reference is also made to that certain Guaranty Agreement, dated as of January 30, 2012 (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Guaranty Agreement”), made by the Company in favor of the Purchasers, pursuant to which, subject to the terms and conditions set forth therein, the Company has guaranteed the full, complete and final payment and performance of the “Guaranteed Obligations” (as defined in the Guaranty Agreement).

C. Reference is also made to that certain Subsidiary Guaranty Agreement, dated as of January 30, 2012 (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Subsidiary Guaranty Agreement”) made by each Subsidiary Pledgor, and each additional Person that hereinafter executes a joinder thereto, in favor of the Purchasers, pursuant to which such Persons have, among other things, agreed to guarantee the full, complete and final payment and performance of the “Guaranteed Obligations” (as defined in the Subsidiary Guaranty Agreement).

D. The Pledgors are the record and beneficial owners of the equity interests shown on Exhibit A attached hereto to be owned by such Pledgor (the “Pledged Equity”), which exhibit is incorporated herein by this reference and may be amended or supplemented pursuant to the terms of this Pledge Agreement.

E. On December 12, 2011, Lee and certain of its Subsidiaries including the Company (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and continued in the possession of their property and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

F. On January 23, 2012, the Bankruptcy Court entered an order confirming the Second Amended Joint Prepackaged Plan of Reorganization for the Debtors, dated January 19, 2012 (as in effect on the date of confirmation thereof pursuant to the Confirmation Order of the Bankruptcy Court and as it thereafter may be amended in accordance with the Pulitzer Support Agreement, the “Plan of Reorganization”).

G. In connection with the implementation of the Plan of Reorganization, the Purchasers are willing to enter into the Note Agreement and otherwise make, extend and maintain certain financial accommodations to the Borrower and the Company as provided in the Note Agreement, the Notes (as defined below) and the Guaranty Agreement, but only upon the condition, among others, that the Pledgors, which own the Pledged Equity, shall have executed this Agreement, and delivered this Agreement and the Pledged Collateral (as defined below) to the Collateral Agent (defined below), on behalf and for the benefit of the Secured Parties (defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, each Pledgor hereby represents, warrants, covenants and agrees as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Capitalized terms not defined herein shall have the meanings given to them in the Note Agreement. The following capitalized terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Act” has the meaning set forth in Section 6.2(c), below.

“Agreement” has the meaning specified for such term in the introductory paragraph hereto.

“Additional Pledgor” has the meaning set forth in Section 7.12, below.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as now and hereafter in effect, any successors to such statute and any other applicable bankruptcy, insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction relating to the reorganization, readjustment, liquidation, dissolution, release or other relief of debtors, or providing for the appointment of a receiver, trustee, custodian or conservator or other similar official for all or any substantial part of such debtor’s assets, or for the making of an assignment for the benefit of creditors of a debtor.

“Borrower” has the meaning specified for such term in the introductory paragraph hereto.

“Charter Documents” means, collectively, the certificate or articles of incorporation, organization or formation (including any certificates of designation), the bylaws, the operating agreement, the partnership agreement and/or any other similar constituent documents, as applicable, of the Pledged Entities.

“Collateral Agency Agreement” means that certain Collateral Agency Agreement, dated as of January 30, 2012, duly executed by the Collateral Agent and the Purchasers.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A. in its capacity as collateral agent for the Secured Parties, together with its successors and assigns in such capacity.

“Collateral Documents” has the meaning specified for such term in the Note Agreement.

“Company” has the meaning specified for such term in the introductory paragraph hereto.

“Credit Parties” means the Company, the Borrower and each Subsidiary Guarantor.

“Event of Default” has the meaning set forth in Section 6.1, below.

“Guaranty Agreement” has the meaning specified for such term in the Recitals hereto.

“Indemnified Persons” has the meaning set forth in Section 6.5, below.

“Lien” has the meaning specified for such term in the Note Agreement.

“Note Agreement” has the meaning specified for such term in the Recitals hereto.

“Note Documents” means the Note Agreement and Guaranty Agreement.

“Notes” shall have the meaning specified in the Note Agreement.

“Pledged Collateral” has the meaning set forth in Section 2.1, below.

“Pledged Entities” means each of (a) the Borrower and (b) each other entity identified from time to time as a “Pledged Entity” on Exhibit A hereto.

“Pledged Equity” has the meaning specified for such term in the Recitals hereto.

“Pledgors” has the meaning specified for such term in the introductory paragraph hereto.

“Required Holders” has the meaning specified for such term in the Note Agreement.

“Secured Obligations” means (a) all obligations of the Borrower for the payment of the principal amount of the Notes, accrued interest thereon, Yield-Maintenance Amount, non-usage fees and all other fees and amounts due to the holders of Notes pursuant to the terms of the Note Agreement and the other Transaction Documents, (b) the “Guaranteed Obligations” as such term is defined in the Guaranty Agreement, (c) the “Guaranteed Obligations” as such term is defined in the Subsidiary Guaranty Agreement and (d) any and all other debts, liabilities and reimbursement obligations, indemnity obligations and other obligations for monetary amounts, fees, expenses, costs or other sums (including reasonable attorneys’ fees and costs) chargeable to any Credit Party under or pursuant to any of the Transaction Documents.

“Secured Parties” means the holders from time to time of the Notes.

“Security Agreement” means that certain Security Agreement dated the date hereof entered into by the Company, the Borrower and each of the other Grantors (as defined therein) from time to time party thereto in favor of the Collateral Agent for the benefit of the Secured Parties.

“Subsidiary Guarantors” has the meaning specified for such term in the Note Agreement.

“Subsidiary Pledgors” has the meaning specified for such term in the introductory paragraph hereto.

“Subsidiary Guaranty Agreement” has the meaning specified for such term in the Recitals hereto.

“TNI Agreement” means that certain Amended and Restated Partnership Agreement, dated as of November 30, 2009, by and among Star Publishing Company and Citizen Publishing Company.

“TNI Partners” means TNI Partners, a general partnership formed under the laws of the State of Arizona pursuant to the terms of the TNI Agreement.

“Transaction Documents” has the meaning specified for such term in the Note Agreement.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

1.2 UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Agreement, including its preamble and recitals, with such meanings.

1.3 Interpretive Provisions. The definitions in this Article 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require.

ARTICLE II

PLEDGE

2.1 Grant Of Security Interest. As security for the full, prompt and complete payment when due (whether at stated maturity, by demand, acceleration or otherwise) of the Secured Obligations, each Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, on behalf and for the benefit of the Secured Parties, a continuing security interest in, and delivers to the Collateral Agent all right, title and interest of such Pledgor, in and to all of the following, whether now or hereafter existing or acquired (collectively, the “Pledged Collateral”):

(a) All right, title and interest of such Pledgor, whether now existing or hereafter arising or acquired, in, to and under the Charter Documents and the Pledged Equity and the certificates, if any, representing such Pledged Equity, and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Pledged Equity, including, without limitation:

(i) All voting trust certificates held by such Pledgor evidencing its beneficial interest in any Pledged Equity subject to any voting trust;

(ii) All additional shares of capital stock, membership interests, partnership interests or other equity interests, as the case may be, of the Pledged Entities, and voting trust certificates from time to time acquired by such Pledgor in any manner (which additional interests shall be deemed to be part of the Pledged Equity), and the certificates representing such shares of capital stock, membership interests, partnership interests or other equity interests, and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares of capital stock, membership interests, partnership interests or other equity interests; and

(iii) In the case of a limited liability company or limited partnership, (a) all payments or distributions, whether in cash, property or otherwise, at any time owing or payable to such Pledgor on account of its interest as a member or partner, as the case may be, in any of the Pledged Entities or in the nature of a management, investment banking or other fee paid or payable by any of the Pledged Entities to such Pledgor, (b) all of such Pledgor’s rights and interests under each of the partnership agreements or operating agreements, as applicable, including all voting and management rights and all rights to grant or withhold consents or approvals, (c) all rights of access and inspection to and use of all books and records, including computer software and computer software programs, of each of the Pledged Entities, (d) all other rights, interests, property or claims to which such Pledgor may be entitled in its capacity as a partner or the sole member of any Pledged Entity of such Pledgor, and (e) all proceeds, income from, increases in and products of any of the foregoing; and

(b) The rents, issues, profits, returns, income, allocations, distributions and proceeds of and from any and all of the foregoing;

provided, however, that, notwithstanding the foregoing, the Pledged Collateral shall not include any Excluded TNI Assets.

Each of the Pledgors hereby instructs the applicable Pledged Entities to register the pledge of the Pledged Collateral under this Section 2.1 pursuant to the UCC.

2.2 Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall:

(a) remain in full force and effect until the full and complete and final payment and performance of all of the Secured Obligations;

(b) be binding upon each Pledgor and its successors, transferees and assigns; and

(c) inure, together with the rights and remedies of the Collateral Agent and the Secured Parties hereunder, to the benefit of the Collateral Agent and the Secured Parties.

2.3 Termination of Security Interest. Upon the complete, full and final payment and performance of the Secured Obligations, the security interest granted in Section 2.1 shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors. Upon any such termination, the Collateral Agent then shall, at each Pledgor’s sole expense, deliver to such Pledgor, without any representations, warranties or recourse of any kind whatsoever, any and all certificates and instruments representing or evidencing such Pledgor’s interest in the applicable Pledged Entity that had been previously delivered by such Pledgor to the Collateral Agent, together with all other Pledged Collateral held by the Collateral Agent hereunder, and execute and deliver to each Pledgor, at such Pledgor’s sole expense, such documents and take such other actions as such Pledgor shall reasonably request to evidence such termination.

2.4 No Assumption. This Agreement is executed and delivered to the Collateral Agent, for the benefit of itself and the Secured Parties, for collateral security purposes only. Notwithstanding anything herein to the contrary:

(a) each Pledgor shall remain liable under the contracts and agreements included in the Pledged Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

(b) the exercise by the Collateral Agent or any Secured Party of any of its rights hereunder shall not release any Pledgor from any of its duties or obligations under any such contracts or agreements included in the Pledged Collateral; and

(c) the Collateral Agent and the Secured Parties shall not have any obligation or liability under any such contracts or agreements included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent or any Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and the Collateral Agent and the Secured Parties shall not hereunder or otherwise (i) assume any obligation or liability under or in connection with the Charter Documents or the certificates representing the Pledged Equity to any Person, and any such assumption is hereby expressly disclaimed, or (ii) be deemed to have or be vested with the duties, responsibilities or powers of the management of any of the Pledged Entities.

2.5 Consent to Pledge; Waiver of Certain Partnership Agreement and Operating Agreement Provisions. Each Pledgor irrevocably (i) consents to (a) the pledge of all limited liability company interests of each Pledged Entity that is a limited liability company and all partnership interests of each Pledged Entity that is a partnership or limited partnership which are being pledged hereunder by such Pledgor and each of the other Pledgors that is a member or partner of such Pledged Entity and the pledge of all rights in respect thereof (including all economic, voting and membership rights) and (b) the Collateral Agent and/or any of its transferees becoming full voting members of any limited liability company or partner in any partnership or limited partnership in which such Pledgor has an interest upon any foreclosure or exercise of remedies by the Collateral Agent in respect of such pledged interests and rights without any further action or consent by such Pledgor and the Collateral Agent or such transferee shall succeed to all of such Pledgor’s rights and interests under the relevant Charter Documents of such limited liability company, partnership or limited partnership, and (ii) waives any and all provisions of the partnership agreements and operating agreements of each Pledged Entity (as applicable) that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any Lien on any of the Pledged Collateral or any enforcement action which may be taken in respect of any such Lien or the transfer of the Pledged Collateral by the Collateral Agent or any of its transferees, (b) would operate to limit or restrict the ability of the Collateral Agent or any of its transferees from becoming a full voting member of the partnership or limited liability company, as the case may be, or (c) otherwise conflict with the terms of this Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Representations, Warranties And Covenants. Each Pledgor hereby represents and warrants to the Collateral Agent, for its benefit and for the benefit of the Secured Parties, (i) as of the date such Pledgor becomes a party hereto and (ii) as of the date of each pledge and delivery hereunder by such Pledgor to the Collateral Agent of any Pledged Collateral, that:

(a) Organization. Such Pledgor is duly formed and validly existing under the laws of the state of its organization and has all requisite organizational power and authority to enter into and perform its obligations under this Agreement.

(b) Due Authorization; Non-Contravention. The execution, delivery and performance by such Pledgor of this Agreement and each of the other Transaction Documents to which such Pledgor is a party have been duly authorized by all requisite action. Such Transaction Documents do not contravene such Pledgor’s organizational documents and do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of such Pledgor pursuant to its organizational documents, any award of any arbitrator or any agreement (including any agreement with equityholders of Pledgor), instrument, order, judgment, decree, statute, law, rule or regulation to which Pledgor is subject.

(c) Binding Obligations. This Agreement constitutes, and each other Transaction Document executed by such Pledgor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Pledgor, enforceable against such Pledgor in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) Filing. No presently effective UCC financing statement covering any of the Pledged Collateral is on file in any public office, except for UCC financing statements in favor of the Collateral Agent.

(e) Ownership; No Liens. Such Pledgor is the legal and beneficial owner of, and has good and merchantable title to (and has full right and authority to pledge and assign), all Pledged Collateral pledged by such Pledgor hereunder, free and clear of all Liens, except the Lien granted herein to the Collateral Agent. None of the Pledged Collateral has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

(f) Charter Documents. Such Pledgor has furnished to the Collateral Agent a true and correct copy of the Charter Documents and all amendments thereto, which Charter Documents have not been further amended or modified and remain in full force and effect.

(g) Equity Interests. The class, certificate numbers, number of shares, membership interests or other equity interests, and percentage ownership of the Pledged Equity are set forth on Exhibit A. In the event any Pledgor shall acquire any additional securities or equity interests of any Pledged Entity, or any securities or equity interests exchangeable for, or convertible into, securities or equity interests of any class of any Pledged Entity, by purchase, stock dividend, stock split or otherwise, then such securities or equity interests shall be subject to the pledge, collateral assignment and security interest granted to the Collateral Agent under this Agreement and such Pledgor shall forthwith deliver to the Collateral Agent any certificates therefor, accompanied by stock powers or other appropriate instruments of assignment duly executed by such Pledgor in blank. In addition, if any Pledgor shall acquire any additional securities or equity interests of any newly-created or acquired Subsidiary or any other corporation, partnership, limited liability company or other entity, or any securities exchangeable for, or convertible into, securities or equity interests of any class of any such Subsidiary or other entity, by purchase, stock dividend, stock split or otherwise, in each case other than Excluded TNI Assets, then such securities or equity interests shall be subject to the pledge, collateral assignment and security interest granted to the Collateral Agent under this Agreement and such Pledgor shall forthwith deliver to the Collateral Agent any certificates therefor, accompanied by stock powers or other appropriate instruments of assignment duly executed by such Pledgor in blank. Each Pledgor agrees that the Collateral Agent may from time to time attach as Exhibit A hereto an updated list of the securities or equity interests at the time pledged with the Collateral Agent hereunder.

(h) Certificate. No interest of such Pledgor in the applicable Pledged Entities is represented by a certificate or other similar instrument, except such certificates or instruments (together with all necessary instruments of transfer or assignment, duly executed in blank) as have been delivered to the Collateral Agent and are held in its possession (and such Pledgor covenants and agrees that any such certificates or instruments hereafter received by such Pledgor with respect to any of the Pledged Collateral (together with all necessary instruments of transfer or assignment, duly executed in blank) will be promptly delivered to the Collateral Agent).

(i) Compliance With Securities Laws. The offering and sale of all the Pledged Equity has been conducted, in all material respects, in compliance with all applicable state and federal securities laws and regulations and, without limiting the generality of the foregoing, no offering document furnished to any Person in connection therewith contained any misstatement of a material fact or omitted to state any fact necessary to make such document not materially misleading.

(j) Information. All information with respect to the Pledged Collateral set forth in any schedule, certificate or other writing at any time furnished by such Pledgor to the Collateral Agent or any Secured Party, and all other written information ay any time furnished by such Pledgor to the Collateral Agent or any Secured Party, is and shall be true and correct in all material respects as of the date furnished.

(k) Records. The address of the location of the records of such Pledgor concerning the Pledged Collateral and the address of such Pledgor’s principal place of business and chief executive office (or residence, if Pledgor is an individual) is set forth in Schedule I to this Agreement.

(l) Authorization; Approval. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, or any other Person is required either:

(i) for the pledge by such Pledgor of any Pledged Collateral pursuant to this Agreement or for the execution, delivery, and performance of this Agreement by such Pledgor; or

(ii) for the exercise by the Collateral Agent or any Secured Party of (a) the voting or other rights provided for in this Agreement, or (b) the remedies in respect of the Pledged Collateral pursuant to this Agreement, except, in the case of this clause (ii)(b), as may be required in connection with a disposition of any shares of capital stock, membership interests, partnership interests or other equity interests, as the case may be, by laws affecting the offering and sale of securities generally, or as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and regulations issued relating thereto.

(m) First Priority Lien. The pledge and grant of a security interest in, and delivery of the Pledged Collateral pursuant to this Pledge Agreement, will create a valid first priority perfected Lien on and in the Pledged Collateral pledged by such Pledgor, and the proceeds thereof, securing the payment of the Secured Obligations, subject to no prior Lien, assuming continued possession of the original certificates evidencing the Pledged Equity constituting Pledged Collateral by the Collateral Agent. Separately, the Lien on and in the Pledged Collateral will become a valid first priority Lien upon the due filing of a UCC financing statement describing the Pledged Collateral in the applicable filing offices in the State in which such Pledgor was formed.

(n) Certificated Security.

(i) The securities described in Section 2.1 which are certificated securities are governed by Article 8 of the Uniform Commercial Code of the jurisdiction in which each respective Pledged Entity is organized, and without the prior written consent of the Collateral Agent, the Pledgor will not cause or permit any of such securities to be or become uncertificated or to constitute a security not governed by Article 8 of the Uniform Commercial Code of the jurisdiction in which the applicable issuer is organized.

(ii) The securities described in Section 2.1 which are uncertificated securities are not governed by Article 8 of the Uniform Commercial Code of the jurisdiction in which each respective Pledged Entity is organized, and without the prior written consent of the Collateral Agent, the Pledgor will not cause or permit any of such securities to be or become certificated or to constitute a security governed by Article 8 of the Uniform Commercial Code of the jurisdiction in which the applicable issuer is organized.

ARTICLE IV

COVENANTS

4.1 Protect Pledged Collateral; Further Assurances. No Pledgor shall sell, assign, transfer, pledge or otherwise encumber the Pledged Collateral in any manner (except for the pledge granted herein to the Collateral Agent), except to the extent permitted by the Note Documents. Each Pledgor shall warrant and defend the right and title granted by this Agreement to the Collateral Agent in and to the Pledged Collateral (and all right, title and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever, but nothing contained herein shall prevent the Pledged Entities from issuing additional equity interests if otherwise permitted by the Note Documents. Each Pledgor agrees, at any time, and from time to time, at the expense of such Pledgor, that such Pledgor shall promptly execute and deliver all further instruments, and take all further action that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent or any Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral as set forth in Article VI hereof.

4.2 Voting Rights; Dividends. Each Pledgor agrees:

(a) that the Collateral Agent may exercise (to the exclusion of such Pledgor) the voting power and all other incidental rights of ownership with respect to the Pledged Collateral and such Pledgor hereby grants the Collateral Agent, from the date hereof until the complete, full and final payment and performance of the Secured Obligations, an irrevocable proxy, coupled with an interest exercisable under such circumstances, to vote such Pledged Collateral; and

(b) promptly to deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.

Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in this Section 4.2, the Pledgors shall have the exclusive voting power with respect to the Pledged Collateral and the Collateral Agent shall, upon the written request of any Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise voting power with respect to the Pledged Collateral; provided, however, that no vote shall be cast, or consent, waiver or ratification given, or action taken, by any Pledgor that would impair any Pledged Collateral or be inconsistent with, or violate any provision of, any of the Transaction Documents (including this Agreement) without the prior written consent of the Collateral Agent and the Secured Parties.

So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to receive all dividends and distributions made in accordance with the Guaranty Agreement in respect of the Pledged Equity. All such rights of such Pledgor to receive dividends shall cease in case an Event of Default shall have occurred and be continuing and form such time all dividends or distributions in respect of the Pledged Equity shall be paid to the Collateral Agent. All payments and proceeds which may at any time, and from time to time, be held by any of the Pledgors, but which such Pledgor is obligated to deliver to the Collateral Agent on behalf of itself and the Secured Parties, shall be held by such Pledgor separate and apart from its other property in trust for the Collateral Agent and the other Secured Parties.

4.3 Filings; Recordings. Each Pledgor shall authorize the filing of UCC-1 financing statements (and any amendment thereto) and execute, or authorizing the filings of, other documents (and pay the cost of filing or recording the same in all public offices deemed appropriate by the Collateral Agent or any Secured Party), and do such other acts and things, all as the Collateral Agent or any Secured Party may from time to time reasonably request to establish and maintain a valid, perfected pledge of, and security interest in, the Pledged Collateral in favor of the Collateral Agent.

4.4 Maintenance Of Records. Subject to the provisions of Section 4.5, each Pledgor shall keep at its address indicated on Schedule I all its records concerning the Pledged Collateral.

4.5 Notice Of Change Of Address. Each Pledgor shall furnish to the Collateral Agent at least thirty (30) days’ prior written notice of any change in the address of such Pledgor’s principal place of business or chief executive office (as described on Schedule I), the name of such Pledgor, or its state of formation.

4.6 Information. Each Pledgor shall promptly furnish the Collateral Agent and any Secured Party such information concerning the Pledged Collateral as such Person may from time to time reasonably request. Additionally, each Pledgor shall permit the Collateral Agent and the Secured Parties such rights of inspection and audit of the Pledged Collateral as provided in the Transaction Documents.

4.7 Notice Of Dissolution. Each Pledgor shall promptly notify the Collateral Agent in writing upon learning of the occurrence of any event which would reasonably be expected to cause termination and/or dissolution of any of the Pledged Entities.

ARTICLE V

THE COLLATERAL AGENT

5.1 The Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Collateral Agent, and any officer, co-agent or sub-agent thereof, to be such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Collateral Agent’s discretion after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

(c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Pledged Collateral.

Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.1 is irrevocable and coupled with an interest.

5.2 The Collateral Agent May Perform. If any Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement for the benefit of the Secured Parties and itself and not for such Pledgor, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgors pursuant to Section 6.5.

5.3 The Collateral Agent Has No Duty. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. The Collateral Agent shall have no duty as to any Pledged Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. Without limiting the generality of the preceding sentence, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Pledged Collateral if it takes such action for that purpose as any Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default. Failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

5.4 Notice Of This Agreement. Each Pledgor shall notify the applicable Pledged Entities of the existence of this Agreement by sending to such Pledged Entities a notice in substantially the form attached hereto as Exhibit B within three (3) Business Days of the date hereof, or if a Pledged Entity has not been formed by the date hereof, within three (3) Business Days of the formation of such Pledged Entity.

ARTICLE VI

DEFAULTS AND REMEDIES

6.1 Events Of Default. It shall be an “Event of Default” hereunder if any Event of Default (as defined in the Note Agreement or the Guaranty Agreement) shall occur.

6.2 Certain Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral) and also may, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) The Collateral Agent may:

(i) transfer all or any part of the Pledged Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Pledged Collateral is subject to the Lien hereunder;

(ii) notify the parties obligated on any of the Pledged Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder;

(iii) enforce collection of any of the Pledged Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv) endorse any checks, drafts, or other writings in any Pledgor’s name to allow collection of the Pledged Collateral;

(v) take control of any proceeds of the Pledged Collateral; and

(vi) execute (in the name, place and stead of any Pledgor) endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

(c) If, at any time when the Collateral Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (as so amended, the “Act”), the Collateral Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem desirable, but subject to the other requirements of this Section 6.2(c), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Collateral Agent may, in its sole discretion: (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 6.2(c), if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Collateral Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Collateral Agent may, in its sole discretion, deem desirable in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy

Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(d) Each Pledgor agrees that a breach of any covenants contained in this Article VI with the effect of denying the Collateral Agent the realization of the practical benefits to be provided by this Agreement will cause irreparable injury to the Collateral Agent, on behalf of itself and the Secured Parties, that in such event the Collateral Agent and the Secured Parties would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this Article VI shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable.

6.3 Compliance With Restrictions. Each Pledgor agrees that in any sale of any of the Pledged Collateral, whether at a foreclosure sale or otherwise, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and such Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent nor any of the Secured Parties be liable nor accountable to such Pledgor for any discount allowed by the reason of the fact that such Pledged Collateral is sold in compliance with any such limitation or restriction.

6.4 Application Of Proceeds. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied: first, to the payment of all reasonable costs and expenses of holding and selling the Pledged Collateral, including, without limitation, reasonable attorneys’ fees and expenses, fees of any accountants and court costs; second, to the full and complete payment of all of the Secured Obligations; and third, to, after payment in full of all of the Secured Obligations, the Pledgors as required by law.

6.5 Indemnity And Expenses. Each Pledgor hereby indemnifies and holds harmless the Collateral Agent, each Secured Party, and each of their respective officers, directors, employees, agents, advisors and representatives (collectively, the “Indemnified Persons”) from and against any and all claims, losses, and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses, or liabilities resulting from the gross negligence or willful misconduct of any Indemnified Person. Upon demand, the Pledgors shall pay to the Collateral Agent or such Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents (including reasonable attorneys’ fees and costs, whether related to a suit or action or any reviews of or appeals from a judgment or decree therein or in connection with non-judicial action) which the Collateral Agent or such Secured Party may incur in connection with this Agreement, including, but not limited to, (a) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Collateral Agent or the Secured Parties hereunder, or (c) the failure by the Pledgor to perform or observe any of the provisions hereof.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.1 Transaction Document. This Agreement is one of the Transaction Documents executed pursuant to the Note Agreement and the Guaranty Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

7.2 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective if at any time payment of the Secured Obligations, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is avoided, rescinded, reduced, restored, or returned, the Secured Obligations, shall be reinstated and deemed reduced only by such amount paid and not so avoided, rescinded, reduced, restored, or returned.

7.3 Amendments; Waivers. No amendment to, or waiver of, any provision of this Agreement, nor consent to any departure by any Pledgor from any provision in this Agreement shall in any event be effective unless the same shall have been in writing and given by the Collateral Agent.

7.4 Protection Of Pledged Collateral. The Collateral Agent may from time to time, at its option, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default) and the Collateral Agent may, but shall not be required to, from time to time, take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein, all such actions being for the express benefit of the Secured Parties and the Collateral Agent and not any of the Pledgors.

7.5 Addresses For Notices. Any notice or other communication hereunder shall be addressed and delivered (i) to the Company by delivering such notice in accordance with Section 7.4 of the Guaranty Agreement, (ii) to the Borrower by delivering such notice in accordance with Section 12H of the Note Agreement, (iii) to the Subsidiary Guarantors, pursuant to Section 14 of the Subsidiary Guaranty Agreement, and (iv) to the Collateral Agent at the address and telefacsimile number set forth under the Collateral Agent’s signature block of this Agreement.

7.6 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

7.7 Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.8 Counterparts. This Agreement may be executed in any number of counterparts, (including those transmitted by electronic transmission (including, without limitation, facsimile and e-mail)), each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Delivery of this Agreement may be made by facsimile transmission of a duly executed counterpart copy hereof.

7.9 Governing Law; Entire Agreement. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

7.10 Waiver of Jury Trial. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY DEALINGS BETWEEN OR AMONG THE COLLATERAL AGENT, ANY OF THE SECURED PARTIES AND ANY OF THE PLEDGORS RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND THE SECURED PARTY/PLEDGOR RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

7.11 Jurisdiction; Venue. Each Pledgor irrevocably agrees that any legal action or proceeding with respect to this Agreement, the other Transaction Documents or any of the agreements, documents or instruments delivered in connection herewith shall be brought in the courts of the State of New York, or the United States of America for the Southern District of New York as the Collateral Agent or any Secured Party may elect, and, by execution and delivery hereof, each Pledgor accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Required Holders in writing, with respect to any action or proceeding brought by such Pledgor against the Collateral Agent or any other Secured Party. Nothing herein shall limit the right that the Collateral Agent or any Secured Party may have to bring proceedings against any Pledgor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. Each Pledgor hereby waives, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.

7.12 Additional Pledgors. From time to time subsequent to the date hereof, additional Subsidiaries and/or Affiliates of the Company may become parties hereto, as additional Pledgors (each, an “Additional Pledgor”), by executing a Joinder Agreement. Upon the delivery of the Joinder Agreement to the Collateral Agent, such Additional Pledgor shall be a Pledgor and shall be as fully a party hereto as if such Additional Pledgor were an original signatory hereof.

7.13 Incorporation by Reference. In connection with its execution and acting hereunder, the Collateral Agent is entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it (i) under the Collateral Documents to which any Credit Party is party and (ii) under the Collateral Agency Agreement as between the Secured Parties and the Collateral Agent.

[Remainder of Page Intentionally Blank]

EXHIBIT C

FORM OF JOINDER AGREEMENT

C-1

JOINDER AGREEMENT

TO

PLEDGE AGREEMENT

ADDITIONAL PLEDGOR: Reference is made to that certain Pledge Agreement, dated as of January 30, 2012 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Pledge Agreement”), made by Pulitzer Inc. (the “Company”), St. Louis Post-Dispatch LLC (the “Borrower”) and certain other Affiliates and Subsidiaries of the Company, each identified as Pledgors therein, in favor of the Collateral Agent identified therein, on behalf and for the benefit of the Secured Parties identified therein. Capitalized terms not defined in this Joinder Agreement shall have the meanings given to them in the Pledge Agreement. The undersigned acknowledges and agrees it is (or, concurrently with the execution and delivery of this Joinder Agreement, will become) a Pledgor and that, by its execution and delivery of this Joinder Agreement to the Collateral Agent, it hereby joins and for all purposes becomes a Pledgor under and a party to the Pledge Agreement, and does hereby pledge, hypothecate, assign, charge, mortgage, deliver and transfer to the Collateral Agent, on behalf and for the benefit of the Secured Parties, and does hereby grant and deliver to the Collateral Agent, on behalf and for the benefit of the Secured Parties, a security interest in and to all of such Pledgor’s respective right, title and interest in, to and under the Collateral, whether now existing or hereafter arising or acquired, and does hereby fully assume and undertake to perform, all rights, benefits, burdens, obligations and liabilities of a Pledgor under the Pledge Agreement.

, a

By:

Printed Name:

Title:

C-2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

PLEDGORS:

COMPANY:

PULITZER INC., a Delaware corporation

By:	/s/ Carl G. Schmidt
Name:	Carl G. Schmidt
Title:	Treasurer

BORROWER:

ST. LOUIS POST-DISPATCH LLC, a Delaware limited liability company
By:	Pulitzer Inc., Managing Member

	By:	/s/ Carl G. Schmidt
	Name:	Carl G. Schmidt
	Title:	Treasurer

[SIGNATURE PAGE TO PLEDGE AGREEMENT]

SUBSIDIARY PLEDGORS:

NAPA VALLEY PUBLISHING CO. NORTHERN LAKES PUBLISHING CO. PANTAGRAPH PUBLISHING CO. PULITZER NEWSPAPERS, INC. PULITZER TECHNOLOGIES, INC. SOUTHWESTERN OREGON PUBLISHING CO.

By:	/s/ C. D. Waterman III
Name:	C. D. Waterman III
Title:	Secretary

[SIGNATURE PAGE TO PLEDGE AGREEMENT]

Acknowledged, accepted and agreed:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Geraldine Creswell
Name:	Geraldine Creswell
Title:	Vice President

Address:

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust (Jacksonville)

Attn: Geraldine Creswell, Vice President

10161 Centurion Parkway North, 2nd Floor

Jacksonville, Florida 32256

Fax: 904-645-1921

Email: geri.creswell@bnymellon.com

[SIGNATURE PAGE TO PLEDGE AGREEMENT]

SCHEDULE I

LOCATION OF EACH PLEDGOR’S CHIEF EXECUTIVE

OFFICE, PRINCIPAL PLACE OF BUSINESS

AND RECORDS PERTAINING TO COLLATERAL

PLEDGOR	LOCATION
PULITZER INC.	900 N. TUCKER BLVD., ST. LOUIS, MO 63101-1099
ST. LOUIS POST-DISPATCH LLC	900 N. TUCKER BLVD., ST. LOUIS, MO 63101-1099
PULITZER NEWSPAPERS, INC.	404 W. 3700 N., PROVO, UT 84604
PULITZER TECHNOLOGIES, INC.	900 N. TUCKER BLVD., ST. LOUIS, MO 63101-1099
NAPA VALLEY PUBLISHING CO.	1615 2ND STREET, NAPA, CA 94559
NORTHERN LAKES PUBLISHING CO.	201 N. HARRISON ST., STE. 600, DAVENPORT, IA 52801
PANTAGRAPH PUBLISHING CO.	301 W. WASHINGTON STREET, BLOOMINGTON, IL 61702
SOUTHWESTERN OREGON PUBLISHING CO.	350 COMMERCIAL AVENUE, COOS BAY, OR 97420

EXHIBIT A

PLEDGED EQUITY

PLEDGOR	PLEDGED ENTITY	CLASS	CERTIFICATE NUMBER	NUMBER OF SHARES, UNITS, INTERESTS	PERCENTAGE OWNERSHIP
Pulitzer Inc.

	Pulitzer Technologies, Inc.	Common	1	500	100%

	St. Louis Post-Dispatch LLC	N/A	Uncertificated	N/A	98.95%

	STL Distribution Services LLC	N/A	Uncertificated	N/A	98.95%

	Pulitzer Newspapers, Inc.	Common	1	9.3	100%

	Suburban Journals of Greater St. Louis LLC	N/A	Uncertificated	N/A	100%

	Pulitzer Network Systems LLC	N/A	Uncertificated	N/A	100%

	Star Publishing Company	Common	10	50,120	100%

	Sandler Capital Partners IV, L.P.	Limited Partnership	Uncertificated	N/A	<50%

	Sandler Capital Partners, IV FTE, L.P.	Limited Partnership	Uncertificated	N/A	<50%

	Sandler Capital Partners V, L.P.	Limited Partnership	Uncertificated	N/A	<50%

	Sandler Capital Partners V FTE, L.P.	Limited Partnership	Uncertificated	N/A	<50%

	Sandler Capital Partners V Germany, L.P.	Limited Partnership	Uncertificated	N/A	<50%

PLEDGOR	PLEDGED ENTITY	CLASS	CERTIFICATE NUMBER	NUMBER OF SHARES, UNITS, INTERESTS	PERCENTAGE OWNERSHIP
	21st Century Communica-tions Partners, L.P.	Limited Partnership	Uncertificated	N/A	<50%

	21st Century Communica-tions T-E Partners, L.P.	Limited Partnership	Uncertificated	N/A	<50%

	21st Century Communica-tions Foreign Partners, L.P.	Limited Partnership	Uncertificated	N/A	<50%

	St. Louis Equity Funds, L.P.	Limited Partnership	Uncertificated	N/A	<50%

	Media Brands, L.L.C.	N/A	Uncertificated	439,000	<50%

Pulitzer Newspapers, Inc.

	SHTP LLC	N/A	Uncertificated	N/A	100%

	HomeChoice, LLC	N/A	Uncertificated	N/A	100%

	Flagstaff Publishing Co.	Common	19	1,875	100%

	Hanford Sentinel Inc.	Common	23	4,200	100%

	Kauai Publishing Co.	Common	3	4,300	100%

	NIPC, Inc. (f/k/a Northern Illinois Publishing Co.)	Common	3	797	100%

	Santa Maria Times, Inc.	Common	13	4,950	100%

	Ynez Corporation	Common	1	90	100%

	Pulitzer Utah Newspapers, Inc.	Common	1	100	100%

	Napa Valley Publishing Co.	Common	29	8,000	100%

	Northern Lakes Publishing Co.	Common	3	2,300	100%

PLEDGOR	PLEDGED ENTITY	CLASS	CERTIFICATE NUMBER	NUMBER OF SHARES, UNITS, INTERESTS	PERCENTAGE OWNERSHIP
	Pantagraph Publishing Co.	Common	4	100	100%

	Southwestern Oregon Publishing Co.	Common	14	11,960	100%

	Pulitzer Missouri Newspapers, Inc.	Common	4	48,504	100%

St. Louis Post-Dispatch LLC

	Fairgrove LLC	N/A	Uncertificated	N/A	100%

Pulitzer Technologies, Inc.

	STL Distribution Services LLC	N/A	Uncertificated	N/A	1.05%

	St. Louis Post-Dispatch LLC	N/A	Uncertificated	N/A	1.05%

Napa Valley Publishing Co.

	NVPC LLC	N/A	Uncertificated	N/A	100%

Northern Lakes Publishing Co.

	NLPC LLC	N/A	Uncertificated	N/A	100%

Pantagraph Publishing Co.

	HSTAR LLC	N/A	Uncertificated	N/A	100%

Southwestern Oregon Publishing Co.

	SOPC LLC	N/A	Uncertificated	N/A	100%

EXHIBIT B

NOTICE OF PLEDGE AGREEMENT

TO: [NAME OF PLEDGED ENTITY] (the “Pledged Company”)

Reference is made to a Pledge Agreement (an unexecuted copy of which is attached hereto) dated as of January 30, 2012 (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Pledge Agreement”), made by the undersigned “Pledgor” and each other “Pledgor” identified therein (each, a “Pledgor” and collectively, the “Pledgors”), in favor of The Bank of New York Mellon Trust Company, N.A., not in its individual capacity, but solely in its capacity as the collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit and on behalf of the Secured Parties (as defined therein). Capitalized terms used but not defined herein shall have the meanings given to them in the Pledge Agreement.

Pursuant to the Pledge Agreement, the undersigned Pledgor hereby gives you notice that it has pledged and assigned to the Collateral Agent, on behalf and for the benefit of the Secured Parties, and granted to the Collateral Agent, on behalf and for the benefit of the Secured Parties, a continuing security interest in and to all right, title and interest of such Pledgor, whether now existing or hereafter arising or acquired, in, to and under the Pledged Equity, as set forth in Exhibit A of the Pledge Agreement, in respect of any and all of the following:

(a) The Pledged Equity owned or held by such Pledgor and the certificates representing the Pledged Equity, if any, and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Pledged Equity;

(b) All voting trust certificates held by such Pledgor evidencing its beneficial interest in any Pledged Equity subject to any voting trust;

(c) All additional shares of capital stock, membership interest, partnership interests or other equity interests, as the case may be, of the Pledged Company and voting trust certificates from time to time acquired by the Pledgor in any manner (which additional interests shall be deemed to be part of the Pledged Equity), and the certificates representing such additional shares of capital stock, membership interests, partnership interests or other equity interests, if any, and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares of capital stock, membership interests, partnership interests or other equity interests; and

(d) The rents, issues, profits, returns, income, allocations, distributions and proceeds of and from any and all of the foregoing.

Pursuant to the Pledge Agreement, the Pledged Company is hereby authorized and directed (i) to register on its books the undersigned Pledgor’s pledge of the Pledged Collateral to the Collateral Agent, (ii) to make direct payment to the Collateral Agent, on behalf and for the benefit of itself and the Secured Parties, of any amounts due or to become due such Pledgor, if so notified by the Collateral Agent or such Pledgor, and (iii) to otherwise comply with instructions, including, without limitation, any vote or consent originated by the Collateral Agent without further consent of such Pledgor.

The undersigned Pledgor hereby requests that the Pledged Company indicate its acceptance of this notice of and consent to Pledge Agreement and confirm its terms and provisions by signing a copy hereof where indicated on the attached page and returning the same to the Collateral Agent.

[Signature page follows]

Dated: [            ]

PLEDGOR:

[NAME OF PLEDGOR]

By:
Name:
Title:

ACKNOWLEDGMENT

[NAME OF PLEDGED ENTITY], a [                ] (the “Issuer”), hereby acknowledges and consents to the assignment by [Name of Pledgor] (the “Pledgor”), of all its right, title and interest in, to and under the Pledged Equity, and the other Pledged Collateral pursuant to the terms of and as described and defined in the Pledge Agreement, dated as of January 30, 2012 (as the same from time to time hereafter may be amended, restated, supplemented or otherwise modified, the “Pledge Agreement”), made by the Pledgor and each other “Pledgor” identified therein in favor of The Bank of New York Mellon Trust Company, N.A., not in its individual capacity, but solely in its capacity as the collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit and on behalf of the Secured Parties (as defined therein). Capitalized terms used but not defined herein shall have the meanings given to them in the Pledge Agreement.

The Issuer further confirms that it has reviewed the Pledge Agreement and this notice of assignment and has not found the terms thereof or the transactions described therein to be objectionable, has registered the Pledgor’s pledge to the Collateral Agent, on behalf and for the benefit of the Secured Parties of the Pledged Equity and the other Pledged Collateral on its books, and upon notice from the Collateral Agent or the Pledgor, Issuer agrees to make direct payment to the Collateral Agent of any amounts due or to become due the Pledgor in connection with the Pledged Equity or the Pledged Collateral and agrees that it will otherwise comply with instructions (including, without limitation, any vote or consent) originated by the Collateral Agent without further consent by the Pledgor.

[Signature page follows]

Dated: [            ]

ISSUER:

[NAME OF ISSUER], a[n] [ ]

By:

Printed Name:

Title:

[Attach hereto an unexecuted copy of the

Pledge Agreement

between the Pledgor and the Collateral Agent]

B-6